CERTIFICATION

Randy I Anderson., President, and Jerry Novack, Treasurer of the Total Income+ Real Estate Fund (the “Registrant”), each certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

Total Income+ Real Estate Fund

Total Income+ Real Estate Fund

/s/ Randy I Anderson

/s/ Jerry Novack

Randy I Anderson

Jerry Novack

Date:

6/10/13

Date:

6/10/13

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the The Multi-Strategy Growth & Income Fund and will be retained by the The Multi-Strategy Growth & Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.